UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2005

CURTISS-WRIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road Roseland, New Jersey		07068
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 597-4700 ____________________________ Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Curtiss-Wright Corporation (the “Registrant”) announced today that it has received a supplemental ruling from the Internal Revenue Service that will permit the Registrant to go forward with its proposed recapitalization of its Common Stock and Class B Common Stock into a single class of common stock. The recapitalization proposal still requires the affirmative vote of a majority of the holders of both classes of stock voting as a single class and will be presented at the Annual Meeting of Stockholders scheduled for May 19, 2005.

If the recapitalization proposal is approved by stockholders, the Class B Common Stock (NYSE: CW.B) will be exchanged on a one-for-one basis for Common Stock (NYSE: CW). This will result in an elimination of the “CW.B” ticker and all of the current outstanding shares will begin trading under the “CW” ticker approximately five days after the Annual Meeting. Additionally, holders of Class B Common Stock will receive written instructions on how to exchange Class B Common Stock certificates for an equal number of shares of Common Stock. Holders of Common Stock will not need to exchange their stock certificates as a result of the transaction.

A copy of the press release announcing the receipt of the supplemental ruling is filed as Exhibit 99.1 hereto. Such exhibit is incorporated by reference into this Item 8.01 and the foregoing description is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
	99.1	Press release of Curtiss-Wright Corporation, dated March 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 28, 2005

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of Curtiss-Wright Corporation, dated March 28, 2005.